Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Linda Lennox

Office: 978-671-8854

Cell: 908-627-3424

Meara Murphy

Office: 978-671-8508

Cell: 617-794-1045

LANTHEUS HOLDINGS, INC. ANNOUNCES FILING OF REGISTRATION STATEMENT FOR

PROPOSED INITIAL PUBLIC OFFERING

No. BILLERICA, Mass. (June 24, 2014) – Lantheus Holdings, Inc. (“Lantheus Holdings” or the “Company”), the parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents, announced today that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to a proposed initial public offering of its common stock. Lantheus Holdings intends to apply to list its common stock on the NASDAQ Global under the ticker symbol “LNTH.” The number of shares to be offered and the price range of the proposed offering have not yet been determined. Lantheus Holdings expects to use the net proceeds of the offering to repay indebtedness of LMI and for working capital and general corporate purposes.

In connection with the proposed offering, Citigroup Global Markets Inc. and Jefferies LLC are acting as joint lead booking-running managers. RBC Capital Markets, LLC, Wells Fargo Securities, LLC, and Robert W. Baird & Co. Incorporated are acting as co-managers in the proposed offering.

The offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus related to the proposed offering may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (800) 831-9146, or by emailing BATProspectusdept@citi.com; and Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by calling (877) 547-6340, or by emailing Prospectus_Department@Jefferies.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time when the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

331 TREBLE COVE ROAD, NORTH BILLERICA, MA 01862 — 800.362.2668

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc. (“LMI”), which is a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents. LMI provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. LMI’s key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs.

LMI has more than 500 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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331 TREBLE COVE ROAD, NORTH BILLERICA, MA 01862 — 800.362.2668